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                                                Active Link Communications, Inc.
                                                                         Form 8K
                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE


              MOBILITY CONCEPTS NAMED AS "SOLE SOURCE" PROVIDER OF
                    CUSTOMIZED MOBILE COMPUTING SOLUTION FOR
                          MAJOR U.S. AUTO MANUFACTURER

CHICAGO, IL - (PR NEWSWIRE) - FEBRUARY 24, 2003 - Mobility Concepts, Inc., a leading provider of mobile computing solutions to Fortune 2000 companies and the operating subsidiary of Active Link Communications, Inc. (OTCBB:ACVE), today announced that it has been named as the sole source provider of a mobile computing solution custom designed for a major U.S. auto manufacturer.

Following a three-year, in-house software development project to produce a software solution for inspecting vehicles as they roll down the assembly line, the auto manufacturer looked to Mobility Concepts to conceive a complementary hardware solution that permits inspectors to quickly scan a Vehicle Identification Number (VIN) and wirelessly transmit information back to a central database.

The hardware solution developed by Mobility Concepts is listed in the auto manufacturers company catalog as the company's "preferred solution", and includes a Fujitsu P-600 pen-based tablet, custom case, custom battery and a custom scanner. Consequently, Mobility Concepts recently received an initial $45,000 purchase order from one of the 25 manufacturing plants worldwide owned by the auto company. Although each plant is not required to order the solution, the software application developed by the manufacturer for use in its plants was designed to work in tandem with a handheld device.

Timothy Ells, Chief Executive Officer of Mobility Concepts, stated, "We are very pleased to be working with this customer to provide innovative, enterprise-driven mobile computing technology that promotes real-time efficiency and mission-critical functionality for the auto manufacturing industry."

ABOUT MOBILITY CONCEPTS, INC.
Mobility Concepts, the operating subsidiary of Active Link Communications, Inc., is a leading provider of wireless networking and mobile computing solutions for the mobile workforce. The Company offers complete solutions that include business consulting, project design, handheld pen-based computers, wireless technologies, software development, systems integration, project management and ongoing managed services and warranty support. Mobility Concepts provides customers with a wide selection of mobile products and services in order to successfully implement, manage and deploy mobile and wireless projects. With headquarters in Naperville, Illinois and offices in Los Angeles, Milwaukee, Detroit, Atlanta, Cincinnati, and Denver, the Company has relationships with more than 30 vertical software developers and hardware manufacturers. Customers include such organizations as General Dynamics, AC Nielsen, Dow Agrosciences and Northwest Airlines. For additional information, visit the Company's web site at http://www.mobilityconcepts.com.

Statements made in this news release that are not historical facts may be deemed forward-looking, including statements regarding the Company's future operations. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict," that convey the uncertainty of future


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events or outcomes. These statements are based on assumptions that the
Company believes are reasonable; however, many factors could cause the Company's actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. Important factors which could cause actual results to differ materially from those in forward-looking statements, include, among others, the ability to obtain additional financing, which is not assured; the ability to negotiate compromises of outstanding debt satisfactory to the Company and prospective investors, which is not assured; price and product competition by foreign and domestic competitors, including new entrants; rapid technological developments and changes; the Company's relationship with its suppliers and suppliers' ability to provide products on a timely basis; the achievement of lower costs and expenses; reliance on large customers; the Company's ability to attract acquisition candidates and to successfully integrate acquisitions into the Company's business; interest rate fluctuations and other general economic conditions; as well as factors discussed in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company.

                      FOR MORE INFORMATION, PLEASE CONTACT:
           ACTIVE LINK COMMUNICATIONS, INC. (MOBILITY CONCEPTS, INC.)
              Sally Ball, Director of Marketing and Communications
             630-955-9755 or via email at sball@mobilityconcepts.com
                                       OR
   Investor/Broker/Media Relations, Elite Financial Communications Group, LLC
              Stephanie Noiseux, Vice President of Client Relations
                   407-585-1080 or via email at steph@efcg.net



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